                                                                    EXHIBIT 23.2
                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of Memry Corporation of our report dated August 30, 1996 relating to the statements of assets acquired as of June 28, 1996 and the statements of operations for each of the two years ended June 30, 1996 of the Nickel-Titanium Product Line of the Electronics Business Segment of Raychem Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/Price Waterhouse LLP
Price Waterhouse LLP
San Jose, California
December 17, 1997